UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023 two

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Beach Club Drive

Stateline, NV 89449

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 954-9665

900 Kearny St., Suite 610

San Francisco, California 94133

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing (as defined below), on March 31, 2023, all the members of the Board of Directors and officers of two, a Cayman Islands exempted company (the “Company”), resigned, and Thomas Hennessy was appointed as a director and as Chairman, Chief Executive Officer and Interim Chief Financial Officer, M. Joseph Beck was appointed as a director, Jack Leeney was appointed as a director, and Adam Blake was appointed as a director (Messrs. Hennessy, Beck, Leeney and Blake, collectively, the “New Directors”).

Biographies for each of the New Directors are set forth below.

Thomas D. Hennessy has served as a Managing Partner of Growth Strategies of Hennessy Capital Group, LLC, an alternative investment firm founded in 2013 that focuses on investing in industrial, infrastructure, climate and real estate technologies. Mr. Hennessy has served as a director of Jaguar Global Growth Corporation I (Nasdaq: JGGC), a special purpose acquisition company targeting business operating primarily outside of the United States in the PropTech sector, since February 2021. Since December 2020, he has served as a director of 7GC & Co. Holdings Inc. (Nasdaq: VII), a special purpose acquisition company targeting the technology industry. Since 2019, Mr. Hennessy, in his role as Chairman, Co-Chief Executive Officer and President, has executed two successful SPAC business combinations, including (i) PropTech Investment Corporation’s (“PTAC”) business combination with Porch Group, Inc. (Nasdaq: PRCH) in 2020; and (ii) PropTech Investment Corporation II’s (“PTIC”) business combination with Appreciate Holdings, Inc. (Nasdaq: SFR) in 2022. Since 2021, Mr. Hennessy has also invested in 14 privately-held companies in his capacity as Managing Partner of Hennessy Capital Growth Partners, a growth equity fund that serves as a strategic capital and growth partner to real estate technology and climate technology companies. Mr. Hennessy served from 2014 to 2019 as a Portfolio Manager of Abu Dhabi Investment Authority (“ADIA”). Mr. Hennessy holds a B.A. degree from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Hennessy is qualified to serve as a director of the Company due to his extensive experience with special purpose acquisition companies and his expertise in mergers and acquisitions.

M. Joseph Beck has served as a director of Jaguar Global Growth Corporation I, a special purpose acquisition company targeting business operating primarily outside of the United States in the PropTech sector, since February 2021. Since December 2020, he has served as a director of 7GC & Co. Holdings Inc. (Nasdaq: VII), a special purpose acquisition company targeting the technology industry. From July 2019 to December 2020, he served as Co-Chief Executive Officer, Chief Financial Officer and director of PTAC. Mr. Beck has served as a Managing Partner of Growth Strategies of Hennessy Capital Group LLC since July 2019. From August 2012 to July 2019, Mr. Beck served as a Senior Investment Manager of ADIA. From July 2008 to August 2012, Mr. Beck served as an analyst in the Investment Banking Division of Goldman, Sachs & Co. Mr. Beck holds a B.A. degree from Yale University. Mr. Beck is qualified to serve as a director of the Company due to his extensive experience with special purpose acquisition companies and his expertise in finance.

Adam Blake is an independent investor. He served as an independent director of PTIC from December 2020 until November 2022. In January 2017, Mr. Blake co-founded Zego Inc., a digital amenity and resident engagement platform for apartments, for which he served as the Chief Executive Officer until April 2019, when it was acquired by PayLease, a portfolio company of Vista Equity Partners. In October 2010, Mr. Blake founded Brightergy, an energy service and software company, for which he served as Chief Executive Officer until July 2016. Previously, Mr. Blake was a real estate investor and developer specializing in multi-family apartments and other types of real estate investments. Mr. Blake holds a B.B.A degree from Texas Christian University. Mr. Blake is qualified to serve as a director of the Company due to his expertise in real estate investments.

Jack Leeney has served as Chairman and Chief Executive Officer of 7GC & Co. Holdings (Nasdaq: VII) since 2020. Since 2019, he has served as an independent director of PTAC (merged with Porch) and PTIC (merged with Appreciate Holdings, Inc.). Since 2016, Mr. Leeney has served as a Co-Founder and Managing Partner of 7 Global Capital, a growth stage venture capital firm. Mr. Leeney led the firm’s investments in Cheddar (sold to Altice USA, May 2019), Capsule Corp., hims & hers (IPO, January 2021, NYSE: HIMS), Roofstock, The Mom Project, Reliance Jio, Because Market and Jackpocket. He currently serves on the board of directors of The Mom Project and Because Market. Between April 2011 and December 2016, Mr. Leeney served on the boards of directors of Quantenna Communications, Inc. (Nasdaq: QTNA), DoAt Media Ltd. (Private), CinePapaya (acquired by Comcast), Joyent (acquired by Samsung), BOKU, Inc. (AIM: BOKU), Eventful (acquired by CBS) and Blueliv (Private). Previously, Mr. Leeney served as the Head of U.S. Investing for Telefonica Ventures between June 2012 and September 2016, the investment arm of Telefonica (NYSE: TEF), served as an investor at Hercules Capital (NYSE: HTGC) between May 2011 and June 2012 and began his career as a technology-focused investment banker at Morgan Stanley in 2007. Mr. Leeney holds a B.S. from Syracuse University. Mr. Leeney is qualified to serve as a director of the Company due to his experience with public companies and capital market.

There are no family relationships between each of the New Directors and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and each of the New Directors that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2023, the Company held its extraordinary general meeting (the “Extraordinary General Meeting”) of shareholders. At the Extraordinary General Meeting, the Extension Amendment Proposal (as defined below) to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Under Cayman Islands law, the Charter Amendment took effect upon approval of the Extension Amendment Proposal. A copy of the Charter Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting held on March 31, 2023, the Company’s shareholders were presented the proposals to (i) to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination from April 1, 2023 (the date which was 24 months from the closing date of the Company’s initial public offering (the “IPO”)) to January 1, 2024 (the date which is 33 months from the closing date of the IPO) (the “Extension Amendment Proposal”). The proposal to adjourn the Extraordinary General Meeting to a later date was not presented because there were sufficient votes to approve the Extension Amendment Proposal.

The approval of the Extension Amendment Proposal required a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the Company’s issued Class A ordinary shares and Class B ordinary shares present in person or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. Set forth below is the final voting result for the Extension Amendment Proposal.

For	Against	Abstentions
18,789,760	2,484,584	3,655

In connection with the vote to approve the Extension Amendment Proposal, the holders of 16,437,487 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.23 per share, for an aggregate redemption amount of approximately $168,236,768 in connection with the Extension Amendment Proposal.

Item 8.01. Other Events.

As previously disclosed on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 22, 2023, on March 22, 2023, two sponsor (“Prior Sponsor”) entered into a term sheet (the “Term Sheet”) with HC Proptech Partners III, LLC (“New Sponsor”) (Prior Sponsor and New Sponsor together, the “Parties”), pursuant to which, among other things, New Sponsor would purchase up to 4,854,375 Class B ordinary shares of the Company from Prior Sponsor, the existing directors and officers of the Company would resign, and new directors and officers designated by New Sponsor would be appointed. On March 31, 2023, the Parties entered into a definitive agreement and closed the transactions contemplated thereby (the “Closing”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2023

two

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer